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                                                                     Exhibit 3.3

                                    AMENDED
                          CERTIFICATE OF DESIGNATIONS
                                       OF
                                  ZYMETX, INC.

         ZymeTx, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, as amended (the "Act"), DOES HEREBY
CERTIFY:

         A. On May 22, 1996, pursuant to authority conferred upon the Board of Directors by the Corporation's Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Act, the Corporation filed a Certificate of Designations of ZymeTx, Inc., pursuant to which the Corporation provided for the creation and issuance of a series of shares of the Corporation's authorized preferred stock, $.001 par value (the "Preferred Stock"), designated as "Series A Convertible Preferred Stock" and a series of shares of the Corporation's authorized Preferred Stock designated as "Series B Convertible Preferred Stock"; and

         B. At a meeting held June 23, 1997, pursuant to: (i) authority conferred upon the Board of Directors by the Corporation's Certificate of Incorporation, as amended; (ii) authority conferred on the Finance Committee of the Board of Directors (the "Finance Committee") at a meeting of the Board of Directors held on June 18, 1997; and (iii) pursuant to the provisions of
Section 151 of the Act, said Finance Committee unanimously adopted the following resolutions providing for the amendment and restatement of the terms of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock and the creation and issuance of a series of shares of the Corporation's authorized Preferred Stock designated as "Series C Convertible Preferred Stock":

                 RESOLVED, that the number of shares constituting Series A Convertible Participating Preferred Stock as set forth in the Certificate of Designations adopted by the Board of Directors of the Corporation on May 22, 1996, be reduced to 6,318,125 shares and that the shares of Preferred Stock which were previously designated as Preferred Stock be returned to the status of authorized but undesignated shares of Preferred Stock to be reserved for designation pursuant to these resolutions or for future designation;

                 FURTHER RESOLVED, that the rate of conversion of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock be adjusted to reflect the 1-for-4 reverse stock split approved by the stockholders of the Corporation to be held on July 17, 1997; and

                 FURTHER RESOLVED, that the Board of Directors hereby amends and restates the terms of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock and establish and designates another series of the Corporation's authorized but unissued Preferred Stock as "Series C Convertible Preferred Stock," and establishes the designations and amounts of each such series, and the relative rights, preferences, qualifications, limitations and restrictions of each such series are as follows:

         1.      TERMS OF THE PREFERRED SHARES

                 1.1. Number of Shares. (a) The series of Preferred Stock designated and known as Series A Convertible Preferred Stock shall consist of 6,318,125 shares.

                          (b) The series of Preferred Stock designated and known as Series B Redeemable Convertible Preferred Stock shall consist of 156,250 shares.
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                          (c)     The series of preferred stock designated and
         known as Series C Convertible Preferred Stock shall consist of 1,006,250 shares.

                          (d) The Series A Preferred, Series B Preferred and Series C Preferred shall be referred to herein collectively as the "Preferred Shares."

                 1.2. Dividends. (a) Series A Preferred and Series C Preferred. Except as provided hereinbelow, the holders of Series A Preferred and Series C Preferred shall be entitled to dividends payable in cash and/or property out of funds legally available for that purpose; provided, however, that the Corporation shall not declare or pay any dividends on any shares of its common stock, par value $.001 per share (the "Common Stock"), unless it shall, at the same time, declare and pay to each holder of Series A Preferred and each holder of Series C Preferred a dividend equal to the dividend which would have been payable to each holder if such share of Series A Preferred or Series C Preferred, respectively, had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividend.

                          (b) Series B Preferred. The holders of the Series B Preferred shall be entitled to receive, out of funds legally available therefor, annual dividends at the rate per annum of $.06 per share (annually an "Accrued Dividend" and collectively the "Accruing Dividends"). Accruing Dividends on the Series B Preferred shall accrue from day to day, whether or not earned or declared, and shall be cumulative. No dividends shall be declared or paid on the Series A Preferred, the Series C Preferred or the Common Stock: (i) at a rate in excess of the dividends declared and paid on the Series B Preferred; and (ii) unless all Accruing Dividends have been paid in full to the holders of the Series B Preferred.

                 1.3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Shares shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Preferred Shares (including, without limitation, shares of Common Stock), to be paid as follows:

                          (a) In the case of Series A Preferred, an amount
                 equal to the greater of (i) $.80 per share, plus an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share of Series A Preferred been converted to Common Stock pursuant to Section 1.5 immediately prior to such liquidation, dissolution or winding up, shall be paid, and the holders of Series A Preferred shall not be entitled to any further payment, such amount payable with respect to one share of Series A Preferred being sometimes referred to as the "Series A Liquidation Preference Payment" and with respect to all shares of Series A Preferred being sometimes referred to as the "Series A Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred shall be insufficient to permit payment in full to the holders of Series A Preferred of the Series A Liquidation Preference Payments, then the entire





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                 Series A Liquidation Preference Payments to be so distributed shall be distributed ratably among the holders of Series A Preferred. After such Series A Liquidation Preference Payments shall have been made in full to the holders of the Series A Preferred or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred so as to be available for such payment, the holders of Series A Preferred shall have no further rights with respect to any remaining assets of the Corporation legally available for distribution to the holders of its capital stock.

                          (b) In the case of Series B Preferred, an amount
                 equal to the greater of (i) $3.20 per share, plus: (A) all Accruing Dividends unpaid thereon (whether or not declared), and (B) any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or
                 (ii) such amount per share as would have been payable had each such share of Series B Preferred been converted to Common Stock pursuant to Section 1.5 immediately prior to such liquidation, dissolution or winding up, shall be paid, and the holders of Series B Preferred shall not be entitled to any further payment, such amount payable with respect to one share of Series B Preferred being sometimes referred to as the "Series B Liquidation Preference Payment" and with respect to all shares of Series B Preferred being sometimes referred to as the "Series B Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Preferred shall be insufficient to permit payment in full to the holders of Series B Preferred of the Series B Liquidation Preference Payments, then the entire Series B Liquidation Preference Payments to be so distributed shall be distributed ratably among the holders of Series B Preferred. After such Series B Liquidation Preference Payments shall have been made in full to the holders of the Series B Preferred or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series B Preferred so as to be available for such payment, the holders of Series B Preferred shall have no further rights with respect to any remaining assets of the Corporation legally available for distribution to the holders of its capital stock.

                          (c) In the case of Series C Preferred, an amount
                 equal to the greater of (i) $4.00 per share, plus an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share of Series C Preferred been converted to Common Stock pursuant to Section 1.5 immediately prior to such liquidation, dissolution or winding up, shall be paid, and the holders of Series C Preferred shall not be entitled to any further payment, such amount payable with respect to one share of Series C Preferred being sometimes referred to as the "Series C Liquidation Preference Payment" and with respect to all shares of Series C Preferred being sometimes referred to as the "Series C Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series C Preferred shall be insufficient to permit payment in full to the holders of Series C Preferred of the Series C Liquidation Preference Payments, then the entire





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                 Series C Liquidation Preference Payments to be so distributed shall be distributed ratably among the holders of Series C Preferred. After such Series C Liquidation Preference Payments shall have been made in full to the holders of the Series C Preferred or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series C Preferred so as to be available for such payment, the holders of Series C Preferred shall have no further rights with respect to any remaining assets of the Corporation legally available for distribution to the holders of its capital stock.

                          (d) If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred, Series B Preferred and Series C Preferred shall be insufficient to permit payment in full to the holders of Series A Preferred of the Series A Liquidation Preference Payments, payment in full to the holders of Series B Preferred of the Series B Liquidation Preference Payments, and payment in full to the holders of Series C Preferred of the Series C Liquidation Preference Payments then the entire assets of the Corporation to be so distributed shall be distributed ratably, based upon Series A Liquidation Payments, the Series B Liquidation Payments and the Series C Liquidation Payments, among the holders of Series A Preferred, the holders of Series B Preferred and the holders of Series C Preferred.

         After the holders of Series A Preferred, Series B Preferred and Series C Preferred shall have been paid in full the Series A Liquidation Preference Payments, the Series B Liquidation Preference Payments, and the Series C Liquidation Preference Payments, respectively, the remaining net assets of the Corporation available for distribution may be distributed ratably among the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Shares, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 1.3. For purposes hereof, the Common Stock shall rank in liquidation junior to the Preferred Shares, and the Series A Preferred, Series B Preferred and Series C Preferred shall rank equally in liquidation.

                 1.4. Voting Rights. In addition to any voting rights provided by law, each holder of Preferred Shares shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's Preferred Shares could be converted pursuant to the provisions of
         Section 1.5 on the record date for the





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         determination of shareholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of stockholders is first executed. Except as otherwise required by law, the holders of Preferred Shares and Common Stock shall vote together as a single class on all matters.

                 1.5.     Conversion Rights.

                          (a)     Optional Conversion.

                                  (i)      Subject to the terms and conditions
         of this Section 1.5, the holder of any shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock shall have the right, at its option at any time and from time to time, to convert all or any portion of such shares into fully paid and nonassessable shares of Common Stock at an initial conversion rate of one share of Series A Convertible Preferred Stock to .25 shares of Common Stock and one share of Series B Convertible Preferred Stock to .25 shares of Common Stock. The rate of conversion shall be adjusted upon the occurrence of certain events such as stock dividends, reclassifications, splits and other similar events.

                                  (ii)     Subject to the terms and conditions
         of this Section 1.5, the holder of any Series C Convertible Preferred Stock shall have the right, at its option at any time and from time to time, to convert all or any portion of such shares into fully paid and nonassessable shares of Common Stock at an initial conversion rate of one share of Series C Convertible Preferred Stock to one share of Common Stock. The rate of conversion shall be adjusted upon the occurrence of certain events such as stock dividends, reclassifications, splits and other similar events.

                          (b)     Automatic Conversion.

                                  (i)      All outstanding Preferred Shares
         shall be converted automatically into the number of shares of Common Stock into which such Preferred Shares are then convertible pursuant to this Section 1.5, without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, at the earliest of: (A) the time the Corporation consummates an underwritten public offering of Common Stock; or (B) the moment immediately prior to the consummation of a consolidation or merger of the Corporation with or into another corporation or entity or a sale or transfer of all or substantially all of the Corporation's assets pursuant to which holders of Common Stock (assuming the conversion of all outstanding Preferred Shares into Common Stock immediately prior thereto) will receive cash and/or securities and/or property.

                                  (ii)     Upon the occurrence of an event
         triggering the automatic conversion of Preferred Shares as provided in the preceding subparagraph (i), the Corporation shall promptly give written notice to all holders of Preferred Shares of such event. As soon as practicable after giving such notice, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with any cash payment





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         to be made in lieu of fractional shares as provided in Section 1.5(f)
         and any accrued but unpaid dividends on such Preferred Shares, in exchange for the certificates representing the Preferred Shares converted pursuant to Section 1.5(b), together with proper assignments of such certificates.

                          (c) Mechanics of Conversion. The rights of conversion under Section 1.5(a) shall be exercised by a holder of Preferred Shares by (i) surrendering the certificates representing such shares, together with written notice of such holder's election to convert such shares (the "Conversion Notice"), and a proper assignment of such certificates to the Corporation. The Conversion Notice shall state the names and addresses in which and to which the certificates representing the Common Stock issuable or, if applicable, the other shares, other securities, cash or other property issuable, deliverable or payable, upon such conversion shall be issued, delivered or paid, as the case may be. The date upon which the certificates representing the Preferred Shares to be converted, the Conversion Notice and the proper assignment have all been received by the Corporation is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver or cause to be issued and delivered, as specified in the Conversion Notice, certificates for the number of full shares of Common Stock issuable upon such conversion together with any cash instead of fractional shares and any accrued but unpaid dividends as provided in Section 1.5(f). Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder of the converted Preferred Shares shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                          (d) Subdivision or Combination of Stock. In case the Corporation shall at any time split or subdivide its outstanding Common Stock into a greater number of shares other than through a stock dividend in which the holders of the Preferred Shares participate pursuant to Section 1.2, the rate of conversion of the Preferred Shares in effect immediately prior to such subdivision shall be proportionately increased, and, conversely, in case the outstanding Common Stock of the Corporation shall be combined into a smaller number of shares, the rate of conversion in effect immediately prior to such combination shall be proportionately decreased.

                          (e)     Reorganization, Reclassification,
         Consolidation or Merger. In the event of any capital reorganization or reclassification of the Corporation's outstanding capital stock, or any consolidation of the Corporation with, or merger of the Corporation with or into, another corporation or entity, or the sale of all or substantially all of the Corporation's assets (each of such events being hereinafter, referred to as an "Extraordinary Event"), where, in connection with such Extraordinary Event, the holders of Common Stock will be entitled to receive stock, securities, cash and/or other property with respect to or in exchange for such Common Stock, then each Preferred Share shall, at the effective time of such Extraordinary Event, be converted into, without any action on the part of the holder thereof, such shares of stock, securities, cash and/or other property as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock which





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         would otherwise have been issuable to the holder of such Preferred
         Shares upon the conversion thereof pursuant to this Section 1.5.

                          (f) Fractional Shares, Dividends and Partial Conversion. No fractional shares of Common Stock (or other shares or other securities) or scrip representing fractional shares shall be issued upon conversion of any of the Preferred Shares. At the time of each conversion, the Corporation shall pay in cash, out of assets legally available therefor, an amount equal to all dividends (excluding Accruing Dividends on the Series B Preferred) declared and unpaid on the shares of Preferred Shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 1.5(c). In case the number of shares of Preferred Shares represented by the certificate or certificates surrendered pursuant to subparagraph 1.5(c) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Shares represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 1.5(f), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Shares for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Corporation's Board of Directors.

                          (g) Reservation of Common Stock. The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued shares of Common Stock (or such other shares or other securities) shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

                          (h) Cost of Conversion. The Corporation shall pay all documentary stamp or other similar taxes attributable to the issuance or delivery of Common Stock (or other shares or other securities) of the Corporation upon conversion of any of the Preferred Shares. However, the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Preferred Shares in respect of which such shares are being issued.





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                  1.6.    Redemption.

                          (a) Mandatory Redemption of Series B Preferred. On a date (the "Redemption Date") not later than 120 days following each fiscal year of the Corporation ending after December 31, 1996, the Corporation shall, to the extent and on the terms permitted in this Section 1.6, redeem shares of Series B Preferred.

                          (b) Redemption Price and Payment. The shares of Series B Preferred to be redeemed shall be redeemed by paying for each share in cash an amount equal to $3.20 (the "Redemption Price"). The number of shares to be redeemed hereunder shall be equal to the quotient of: (i) 20% of the Corporation's Free Cash Flow for the most recent fiscal year ended prior to the time of such redemption (the "Measurement Year"), divided by (ii) $3.20. "Free Cash Flow" shall mean for any Measurement Year of the Corporation, the net income before interest, taxes and depreciation, less capital expenditures, and less debt service (including principal repayment) on outstanding indebtedness. For the purposes of calculating Free Cash Flow, only debt service related to debt necessary for working capital and capital improvements in the ordinary course of business shall be considered. Such payment shall be made in full on the Redemption Date to the holders entitled thereto. If upon any redemption the Free Cash Flow shall be insufficient to permit redemption of all outstanding shares of Series B Preferred, then such outstanding shares shall be redeemed ratably, based upon the number of shares of Series B Preferred held by each holder.

                          (c) Redemption Mechanics. The Corporation shall, not less than 15 days prior to any Redemption Date, give each holder of record of the Series B Preferred (at the close of business on the business day next preceding the day on which written notice (the "Redemption Notice") is given) a Redemption Notice of its obligation to redeem the Series B Preferred, delivered in person or by certified or registered mail, return receipt requested, telecopier or telex, specifying the Redemption Price, the Redemption Date, the number of shares of Series B Preferred to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the Corporation's records. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series B Preferred (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the Corporation's books or be deemed to be outstanding for any purpose whatsoever. A holder of Series B Preferred shall have the right to elect prior to the Redemption Date to convert any shares of Series B Preferred to Common Stock in accordance with the provisions of Section 1.5.

                          (d) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of the Series B Preferred redeemed pursuant to
         Section 1.6 or any Preferred Shares otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Shares.





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                          (e)     No Right of Redemption for Series A or Series
         C Preferred. The Series A Preferred and the Series C Preferred shall not be subject to the redemption provisions provided for in this
         Section 1.6.

                 1.7.     Preemptive Rights.

                 The Company shall, prior to any issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each holder of shares of Series C Preferred (the "Series C Holders") by written notice the right, for a period of thirty (30) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that such first refusal rights of the Series C Holders shall not apply to securities issued (a) upon conversion of any of the Preferred Shares, (b) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (c) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are outstanding on the date of this Certificate of Designations or granted in connection with the sale of Series C Preferred or an underwritten public offering or any other future securities offering by the Company, (d) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (e) pursuant to a firm commitment underwritten public offering, (f) pursuant to the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Company in connection with the Stock Option Plans, (g) upon the exercise of any right which was not itself in violation of the terms of this Section 1.7. The Company's written notice to the Series C Holders shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Series C Holder may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Series C Holder shall buy, upon the terms specified, the number of securities agreed to be purchased by such Series C Holder. Notwithstanding the foregoing, if the Series C Holders agree, in the aggregate, to purchase more than the full number of securities offered by the Company, then each Series C Holder accepting the Company's offer shall first be allocated the lesser of
         (i) the number of securities which such Series C Holder agreed to purchase, and (ii) the number of securities as is equal to the full number of securities offered by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by such Series C Holder as of the date of the Company's notice of offer (treating such Series C Holder, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such Series C Holder upon conversion, exercise or exchange of all securities (including but not limited to the Series A Preferred, Series B Preferred and the Series C Preferred) held by such Series C Holder on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock) and the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held on such date by all Series C Holders who accepted the Company's offer, and the balance of the securities (if any) offered by the Company shall be allocated among the Series C Holders accepting the Company's offer in proportion to their relative equity ownership interests in the Company (calculated as aforesaid), provided that no Series C Holder shall be allocated more than the number of securities which such Series C Holder agreed to purchase and provided further that in cases covered by this sentence all Series C Holders shall be allocated among them the full number of securities offered by the Company. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Series C Holders, to offer and sell to any third party or parties the number of such securities not agreed by the Series C Holders to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Series C Holders. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section
         1.7. The first refusal rights under this Section 1.7 shall terminate upon the earlier to occur of (x) conversion of at least fifty percent (50%) of the shares of Series C Preferred outstanding or (y) completion of an underwritten public offering.

         2.      AMENDMENTS

                 Except as otherwise provided by law, the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Preferred Shares so as to affect adversely the Preferred Shares without the written consent or affirmative vote of the holders of at least 66-2/3% of each of the then outstanding Series A Preferred, Series B Preferred and Series C Preferred given in writing or by vote at a meeting, consenting or voting (as the case may be), each voting separately as a class. For this purpose, the authorization or issuance of any series of preferred stock with preference or priority over, or on a parity with, the Preferred Shares as to any preferences, rights or powers (including, without limitation, voting rights or the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up on the Corporation) shall not be deemed so to affect adversely such Preferred Shares.

         C. That on July 17, 1997, the stockholders of the Corporation approved the Corporation's Amended and Restated Certificate of Incorporation and such Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested to by its Secretary, this 17th day of July, 1997.

                                           ZYMETX, INC.



                                           By:/s/ Peter G.  Livingston
                                              ----------------------------------
ATTEST:                                           Peter G. Livingston, President


By:      /s/ Douglas A.  Branch
   -------------------------------------
         Douglas A. Branch, Secretary

(SEAL)

                            CERTIFICATE OF INCREASE
                    IN DESIGNATED SERIES OF PREFERRED STOCK
                                       OF
                                  ZYMETX, INC.

         ZymeTx, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, as amended (the "Act"), DOES HEREBY
CERTIFY:

         A. At a meeting held June 23, 1997, pursuant to: (i) authority conferred upon the Board of Directors by the Corporation's Certificate of Incorporation, as amended; (ii) authority conferred on the Finance Committee of the Board of Directors (the "Finance Committee") at a meeting of the Board of Directors held on June 18, 1997; and (iii) pursuant to the provisions of
Section 151 of the Act, said Finance Committee unanimously adopted resolutions providing for the amendment and restatement of the terms of the Corporation's Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock and the creation and issuance of 1,006,250 shares of a series of the Corporation's authorized preferred stock, $.001 par value (the "Preferred Stock"), designated as "Series C Convertible Preferred Stock," which resolutions were set forth in the "Amended Certificate of Designations of ZymeTx, Inc.," filed with the Secretary of State of the State of Delaware on July 17, 1997;

         B. At a meeting held July 25, 1997, pursuant to: (i) authority conferred upon the Board of Directors by the Corporation's Certificate of Incorporation, as amended; and (ii) pursuant to the provisions of Section 151 of the Act, an increase in the number of authorized shares of Series C Convertible Preferred Stock was authorized and directed by the following resolution adopted by said Board of Directors:

                 RESOLVED, that the number of shares constituting Series C Convertible Preferred Stock as set forth in the Amended Certificate of Designations of ZymeTx, Inc. filed with the Secretary of State of the State of Delaware on July 17, 1997, be increased to 1,750,000 shares.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested to by its Secretary, this 31st day of July, 1997.

                                           ZYMETX, INC.



                                           By:/s/ Peter G.  Livingston
                                              ----------------------------------
ATTEST:                                           Peter G. Livingston, President


By:  /s/ Douglas A.  Branch
   ----------------------------------
         Douglas A. Branch, Secretary

(SEAL)